As filed with the Securities and Exchange Commission on October 1, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

IMMUNOME, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	2834 (Primary Standard Industrial Classification Code Number)	77-0694340 (I.R.S. Employer Identification No.)

665 Stockton Drive, Suite 300
Exton, PA 19341
Tel: (610) 321-3700
 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Purnanand D. Sarma, Ph.D.
President and Chief Executive Officer
Immunome, Inc.
665 Stockton Drive, Suite 300
Exton, PA 19341
(610) 321-3700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey P. Libson Ryan S. Sansom Geoffrey R. Starr Cooley LLP 55 Hudson Yards New York, NY 10001 (212) 479-6000	Richard F. Fitzgerald Chief Financial Officer Immunome, Inc. 665 Stockton Drive, Suite 300 Exton, PA 19341 (610) 321-3700	Michael D. Maline Michael J. Rosenberg Goodwin Procter LLP 620 Eighth Avenue New York, NY 10018 (212) 813-8800

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (333-248687)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-Accelerated Filer	☒	Smaller Reporting Company	☒
		Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

TITLE OF SECURITIES BEING REGISTERED	Amount to be registered(1)	Proposed maximum offering price per share(2)(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee(3)
Common Stock, par value $0.0001 per share	862,500	$12.00	$10,350,000	$1,130

(1) Represents only the number of shares being registered pursuant to this Registration Statement, which includes 112,500 shares that the underwriters have the option to purchase, and are in addition to the 2,875,000 shares that were registered pursuant to the Registrant’s Registration Statement on Form S-1 (File No. 333-248687), which included 375,000 shares that the underwriters have the option to purchase.

(2) Based on the public offering price.

(3) The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price. The registrant previously registered securities at an aggregate offering price not to exceed $37,375,000 on a Registration Statement on Form S-1 (File No. 333-248687), which was declared effective by the Securities and Exchange Commission on October 1, 2020. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $10,350,000 is hereby registered, which includes the additional shares issuable upon the exercise of the underwriters’ option to purchase additional shares.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement (the “Registration Statement”) is being filed with the Securities and Exchange Commission (the “Commission”) with respect to the registration of an additional 862,500 shares of common stock, par value $0.0001 per share (the “Common Stock”), of Immunome, Inc. (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”). This Registration Statement incorporates by reference the contents of, including all amendments and exhibits thereto, the Registration Statement on Form S-1, as amended (File No. 333-248687) (the “Prior Registration Statement”), which the Commission declared effective on October 1, 2020, and is being filed solely for the purpose of registering additional securities of the same class as were included in the Prior Registration Statement.

The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Cooley LLP

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

23.2	Consent of Cooley LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of the Registration Statement on Form S-1 (File No. 333-248687), filed with the Commission on September 9, 2020 and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Exton, Pennsylvania, on the 1st day of October, 2020.

IMMUNOME, INC.

By:	/s/ Purnanand D. Sarma
	Name:	Purnanand D. Sarma, Ph.D.
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Purnanand D. Sarma Purnanand D. Sarma, Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	October 1, 2020

/s/ Richard F. Fitzgerald Richard F. Fitzgerald	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 1, 2020

* Michael Rapp	Director	October 1, 2020

* Richard Baron	Director	October 1, 2020

* John LaMattina, Ph.D.	Director	October 1, 2020

* Michael Lefenfeld	Director	October 1, 2020

* Philip Wagenheim	Director	October 1, 2020

* Michael Widlitz, M.D.	Director	October 1, 2020

*By:	/s/ Purnanad D. Sarma

Purnanand D. Sarma, Ph.D.
Attorney-in-Fact